SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2007

                          First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-33652	26-0610707
State or other jurisdiction	Commission	(I.R.S. Employer
of incorporation	File Number	Identification No.)

201 Wells Avenue South, Renton, Washington	98057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 2.02 Results of Operations and Financial Condition

On October 25, 2007, First Financial Northwest, Inc. (the "Company") issued its earnings release for the quarter ended September 30, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company, a Washington corporation, was formed in connection with the conversion of First Financial Holdings, MHC from the mutual to the stock form of organization, which was completed on October 9, 2007. In connection with the conversion, the Company issued a total of 22,852,800 shares of common stock.

As of the quarter ended September 30, 2007 the conversion had not been completed. The Company had not issued any shares of its common stock, had no assets or liabilities, and had not conducted any business other than that of an organizational nature. Consequently, since the closing of the conversion occurred following the September 30, 2007 quarter end, the financial information presented herein represents the results of operation and financial condition of First Financial Holdings, MHC and its subsidiary, First Financial of Renton, Inc., and First Savings Bank of Renton and per share data is not available.

Item 9.01. Financial Statements and Exhibits

(c)         Exhibits

99.1        Press Release dated October 25, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: October 25, 2007	By: /s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer

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Exhibit 99.1

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**For Immediate Release**	For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
REPORTS THIRD QUARTER EARNINGS

Renton, Washington - October 25, 2007- First Financial Northwest, Inc. (the "Company") (NASDAQ GSM: FFNW), the holding company for First Savings Bank Northwest ("Bank"), announced today its third quarter earnings for the fiscal year ending December 31, 2007. On October 9, 2007, the Company completed its initial stock offering in connection with the conversion of the Bank's mutual holding structure to a stock holding company structure. As of the quarter ended September 30, 2007 the conversion had not been completed. The Company had not issued any shares of its common stock, had no assets or liabilities, and had not conducted any business other than that of an organizational nature. Consequently, since the closing of the conversion occurred following the September 30, 2007 quarter end, the financial information presented herein represents the results of operation and financial condition of First Financial Holdings, MHC and its subsidiary, First Financial of Renton, Inc., and the Bank which represents the consolidated predecessor financial information. Also, per share data is not available.

For the quarter ended September 30, 2007 the Company reported that its net income was $2.7 million compared to $1.8 million for the quarter ended September 30, 2006. The net interest rate spread increased 31 basis points to 1.88% for the quarter ended September 30, 2007 from 1.57% for the quarter ended September 30, 2006. The net interest margin increased 40 basis points to 2.26% for the current quarter from 1.86% for the quarter ended September 30, 2006. The yield on average interest earning assets increased to 6.57% for the quarter ended September 30, 2007 from 6.23% for the comparable quarter in 2006. Mr. Karpiak, President and Chief Executive Officer of the Company, attributed these increases to a significant increase in deposits in anticipation of the stock offering and the continued growth in the total loan portfolio. During the nine months ended September 30, 2007, the total loan portfolio increased $214.8 million, or 28.1%, with the largest increases being in the construction/land development portfolio of $134.7

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million, or 87.8%, commercial real estate portfolio of $41.3 million, or 26.8%, and the one to four family residential portfolio of $38.2 million, or 10.2%.

Non-performing assets as a percent of total assets at September 30, 2007 quarter end were 0.02% and remained unchanged from September 30, 2006. Mr. Karpiak commented that the Bank has been able to maintain its strong asset quality during this volatile housing market and had not involved itself with subprime lending.

Total interest income for the third quarter of fiscal 2007 was $17.3 million as compared to $14.2 million for the same quarter in 2006. For the same periods interest expense amounted to $11.3 million and $9.9 million, respectively. This increase was attributable to the general balance sheet growth during the period. Net interest income for the quarter ended September 30, 2007 was $5.9 million compared to $4.2 million for the quarter ended September 30, 2006.

Noninterest expense for the quarter ended September 30, 2007 increased to $2.0 million from $1.8 million for the same period in 2006. The primary reason for the increase was additional general and administrative costs incurred by the Company to support its continued growth. The Company's efficiency ratio decreased for the current quarter to 33.90% from 42.72% for the quarter ended September 30, 2006. Mr. Karpiak indicated this decrease was the result of the Company increasing its revenue as a result of growth and continuing to control its expenses, even though it expanded the products and services it offers to customers. He also indicated that he expects expenses to increase in the future as a result of becoming a public company as a result of the costs associated with that form of ownership and funding the Employee Stock Ownership Plan and a nonrecurring contribution to the charitable Foundation.

Net income for the nine months ended September 30, 2007 was $6.4 million compared to $6.3 million for the comparable period in 2006. The interest rate spread decreased 12 basis points to 1.71% for the nine months ended September 30, 2007 from 1.83% for the nine months ended September 30, 2006. The net interest margin decreased 6 basis points to 2.06% for the nine months ended September 30, 2007 from

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2.12% for the comparable nine month period in 2006. The yield on average interest earning assets increased to 6.46% for the nine months ended September 30, 2007 from 6.16% for the comparable nine month period in 2006. The increase in net income was primarily attributable to growth in the loan portfolio and a shift in the concentration within the loan portfolio to higher yielding construction/land development loans.

Total interest income for the nine months ended September 30, 2007 was $48.8 million as compared to $40.9 million for the comparable period in 2006. For the same periods interest expense was $33.3 million and $26.8 million, respectively. This increase was attributable to the general balance sheet growth during the period. Net interest income for the nine months ended September 30, 2007 was $15.6 million compared to $14.1 million for the nine months ended September 30, 2006.

Noninterest expense for the nine months ended September 30, 2007 increased to $5.9 million from $5.4 million for the same period in 2006. The primary reason for the increase was additional general and administrative costs incurred by the Company to continue to support its future growth. The Company's efficiency ratio decreased for the nine months ended September 30, 2007 to 37.36% from 38.42% for the nine months ended September 30, 2006. This decrease was attributable to the Company increasing its revenue as a result of growth and continuing to control its expenses, even though it expanded the products and services the Company offers its customers.

Assets increased 11.4% to $1.1 billion at September 30, 2007 from December 31, 2006. The net loan portfolio increased 21.7% to $852.5 million at September 30, 2007 from $700.3 million at December 31, 2006. This increase is consistent with the Company's strategy to promote its loan products particularly construction/land development and commercial real estate loans.

The mix of liability accounts changed during the nine months ended September 30, 2007 with deposits increasing $201.0 million, or 26.8%, to $951.7 million while advances from the Federal Home Loan Bank decreased $98.0 million, or 66.7%, to $49.0 million at September 30, 2007. Mr. Karpiak stated that the

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deposits received by the Bank in anticipation of the stock offering were used to reduce the advances from the Federal Home Loan Bank. Mr. Karpiak indicated that the Company would use the funds received in the public stock offering to continue to reduce advances, but indicated that advances may increase in the future as loan demand dictates.

As a result of the completion of the conversion, First Financial Holdings, MHC and First Financial of Renton, Inc. ceased to exist and the Bank became the subsidiary of the Company. In connection with the conversion, the Bank changed its name to First Savings Bank Northwest. The Bank was originally organized as a Washington state chartered savings and loan association in 1923 and became a Washington stock savings bank in 2002 in connection with the mutual holding company formation. The Bank is a community-based savings bank primarily serving King and to a lesser extent, Pierce and Snohomish counties, Washington through its full-service banking office located at 201 Wells Avenue South, Renton, Washington.

For additional information about the Company and the Bank, please visit the website at www.fsbrenton.com and click on the "Investor Relations" section.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for construction/land development, residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; technological factors affecting operations; pricing of products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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FIRST FINANCIAL HOLDINGS, MHC
AND SUBSIDIARY
Consolidated Balance Sheet
(Dollars in Thousands)
(Unaudited)
	September 30,	December 31
Assets	2007	2006

Cash on hand and in banks	$3,637	12,135
Interest-bearing deposits	1,163	7,238
Federal funds sold	6,840	7,290
Mortgage servicing rights	1,234	1,560
Investment securities available for sale	125,381	149,051
Investment securities held to maturity (fair value
of $85,793 and $87,724, respectively)	85,448	86,786
Loans receivable, net of allowances for loan losses of
$3,171 and $1,971, respectively	852,450	700,328
Premises and equipment, net	13,501	13,737
Federal Home Loan Bank stock, at cost	4,671	4,671
Accrued interest receivable	5,994	4,710
Prepaid expenses and other assets	4,051	2,363
Federal income tax receivable		636
Deferred tax assets, net	388
Goodwill	14,206	14,206
Total assets	$1,118,964	1,004,711
Liabilities and Equity
Liabilities:
Deposits	$951,680	750,710
Accrued interest payable	166	176
Advances from Federal Home Loan Bank	49,000	147,000
Advance payments by borrowers for taxes
and insurance	3,501	1,105
Other liabilities	3,026	1,622
Federal income tax payable	664
Deferred tax liabilities, net		56
Total liabilities	1,008,037	900,669

Commitments and contingencies

Equity:
Retained earnings	113,170	106,753
Accumulated other comprehensive (loss),
net of tax	(2,243)	(2,711)
Total equity	110,927	104,042
Total liabilities and equity	$1,118,964	1,004,711

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FIRST FINANCIAL HOLDINGS, MHC
AND SUBSIDIARY
Consolidated Statements of Income
(Dollars in Thousands)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Interest income:
Interest and fees on loans	$14,728	11,205	40,872	31,844
Interest on federal funds sold	99	99	303	270
Investment securities available for sale	1,439	1,827	4,559	5,577
Investment securities held to maturity	74	58	220	169
Tax-exempt investment securities held to maturity	863	902	2,626	2,689
Interest bearing deposits with banks	48	94	233	367
Dividends on Federal Home Loan Bank stock	7		19
Total interest income	17,258	14,185	48,832	40,916
Interest expense:
Interest expense on deposits	8,865	8,087	26,419	22,453
Interest expense on Federal Home Loan Bank advances	2,462	1,862	6,851	4,353
Total interest expense	11,327	9,949	33,270	26,806
Net interest income	5,931	4,236	15,562	14,110
Provision for loan losses	225		1,200	320
Net interest income after provision for loan losses	5,706	4,236	14,362	13,790
Noninterest income (expense):
Net gain (loss) on sale of investment securities available for sale		(3)		(3)
Other	48	(44)	136	(43)
Total noninterest income (expense)	48	(47)	136	(46)
Noninterest expense:
Salaries and employee benefits	1,236	1,235	3,481	3,151
Occupancy and equipment	236	209	761	823
Other general and administrative	555	347	1,623	1,430
Total noninterest expense	2,027	1,791	5,865	5,404
Income before federal income taxes	3,727	2,398	8,633	8,340
Federal income tax expense	1,030	561	2,216	2,054
Net income	$2,697	1,837	6,417	6,286

As of September 30, 2007, First Financial Northwest, Inc. had not issued any shares of its common stock, consequently no earnings per share data is applicable.

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	At or For the		At or For the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
KEY FINANCIAL RATIOS:	2007 (a) (i)	2006 (a)	2007 (a) (9)	2006 (a)

Performance Ratios:
Return on assets (b)	0.99%	0.76%	0.81%	0.89%
Return on equity (c)	9.72	7.02	7.88	8.18
Equity-to-assets ratio (d)	10.17	10.81	10.33	10.93
Interest rate spread (e)	1.88	1.57	1.71	1.83
Net interest margin (f)	2.26	1.86	2.06	2.12
Tangible equity to tangible assets (g)	8.75	9.30	8.75	9.30
Average interest-earning assets to
average interest-bearing liabilities	108.78	106.68	107.98	107.23
Efficiency ratio (h)	33.90	42.72	37.36	38.42
Noninterest expense as a percent of
average total assets	0.74	0.74	0.74	0.77

Asset Quality Ratios:
Non-accrual and 90 days or more past
due loans as a percent of total loans	0.03	0.02	0.03	0.02
Non-performing assets as a percent
of total assets	0.02	0.02	0.02	0.02
Allowance for losses as a percent of
total loans receivable	0.32	0.27	0.32	0.27
Allowance for losses as a percent of
non-performing loans	1263.35	1279.87	1263.35	1279.87
Net charge-offs to average loans
receivable, net	-	-	-	-

________________

(a)	Ratios have been annualized.
(b)	Net income divided by average total assets.
(c)	Net income divided by average equity
(d)	Average equity divided by average total assets.
(e)	Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(f)	Net interest margin, otherwise known as net yield on interest-earning assets, is calculated as net interest income divided by average interest-earning assets.
(g)	Tangible equity is equity less goodwill and other intangible assets.
(h)	The efficiency ratio represents the ratio of noninterest expense divided by the sum of net interest income and noninterest income (expense).
(i)	As a result of the significant increase in deposits received at the June 30, 2007 and September 30, 2007 month ends, averages have been calculated on a weekly, instead of a monthly, basis for interest-bearing deposits, statement savings, NOW and money market accounts to more accurately reflect the average balances for the three and nine months ended September 30, 2007.

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